Exhibit 32.1

CERTIFICATION REQUIRED BY

SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Clean Energy Fuels Corp. (the Company) that, to the best of his knowledge, the quarterly report of the Company on Form 10-Q for the fiscal quarter ended September 30, 2008 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated: November 14, 2008

/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer (Principal Executive Officer)

Dated: November 14, 2008

/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the report or as a separate disclosure document.